



3Q 2014 Earnings Conference Call

October 30, 2014





Safe Harbor Statement

Please note that the information provided in this presentation is accurate as of the date of the original presentation. The presentation will remain posted on this web site from one to twelve months following the initial presentation, but content will not be updated to reflect new information that may become available after the original presentation posting. The presentation contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. These forward-looking statements are based on expectations as of the time the statements were made only, and are subject to a number of risks and uncertainties which could cause us to fail to achieve our then-current financial projections and other expectations. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.

CURTISS-WRIGHT

Overview of Third Quarter 2014 Results

- Sales increased 9%, led by double-digit gains in the Commercial / Industrial segment
  - Commercial markets up 8%; Defense markets up 11%
- Operating income increased 13%, led by 7% organic growth
- Operating margin up 50 bps to 13.3%
  - Benefits of ongoing margin improvement initiatives
  - Reflects impact of divestitures and discontinued operations
- Diluted EPS of $0.90, up 14%
- Free cash flow of $50 million, up 5%

Note: All figures presented on a continuing operations basis.

3Q 2014 End Markets Summary



Commercial Aero 19%
Power Generation 18%
Oil & Gas 10%
Aero & Ground Defense 17%
Naval Defense 17%
General Industrial 19%

Notes:
Percentages in chart relate to Third Quarter 2014 sales.
All figures presented on a continuing operations basis.

Key Positives

- Strong growth in industrial vehicles, aided by acquisition
- Ongoing ramp up in commercial aircraft production rates (notably 787)
- Solid performance in Oil & Gas for aftermarket equipment
- Strong demand for embedded computing products driving aerospace defense
- Higher naval defense revenues led by Virginia-class submarine and DDG-51 Destroyer programs

Key Challenges

- Lower AP1000 program revenues

2014E Market Outlook (Guidance as of October 29, 2014)

	FY2014E (Prior)	FY2014E* (Current)	% of Total Sales
Aero Defense	8 - 12%	11 - 13%	13%
Ground Defense	(7 - 11%)	(6 - 8%)	3%
Naval Defense	(2) - 2%	3 - 5%	17%
Total Defense Including Other Defense	**1 - 5%**	**3 - 5%**	**34%**
Commercial Aero	6 - 10%	6 - 8%	18%
Oil & Gas	11 - 15%	26 - 28%	10%
Power Generation	0 - 4%	(3 - 5%)	20%
General Industrial	14 - 18%	18 - 20%	18%
Total Commercial	**7 - 11%**	**8 - 10%**	**66%**
Total Curtiss-Wright	**6 - 8%**	**No change**	

* All figures presented on a continuing operations basis.

2014E Financial Outlook (Guidance as of October 29, 2014)

	FY2014E (Prior)	FY2014E* (Current)
Total Sales	**$2,565 - 2,615M**	**$2,250 - 2,300M**
Commercial / Industrial	$1,040 - 1,060M	$1,070 - 1,090M
Defense	$810 - 830M	$755 - 775M
Energy	$715 - 725M	$425 - 435M
Total Operating Income	**$285 - 295M**	**$276 - 286M**
CW Margin	11.1% - 11.3%	12.2% - 12.4%
Commercial / Industrial	$138 - 142M	$140 - 144M
Margin	13.3% - 13.4%	13.1% - 13.2%
Defense	$111 - 115M	$105 -109M
Margin	13.7% - 13.8%	13.9% - 14.0%
Energy	$70 - 72M	$65 - 67M
Margin	9.7% - 9.9%	15.3% - 15.4%
Corporate and Other	$33 - 34M	No change
Diluted EPS	**$3.50 - 3.60**	**$3.40 - 3.50**

Full year amounts may not add due to rounding.

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

2014E Financial Outlook (Guidance as of October 29, 2014)

	FY2014E (Prior)	FY2014E* (Current)
Free Cash Flow (1)	**$180 - 200M**	**No change**
Free Cash Flow Conversion	105 - 113%	108 - 117%
Depreciation & Amortization	$130 - 140M	$105 - 115M
Capital Expenditures	$80 - 90M	**No change**

(1) Free Cash Flow is defined as cash flow from operations less capital expenditures

* All figures presented on a continuing operations basis.

CURTISS-WRIGHT

Strategic Margin Drivers

- **Reshaping through portfolio review and rationalization**
- **Leveraging the benefits of One Curtiss-Wright**
  - Lean
  - Supply Chain Management
  - Shared Services
  - Consolidation Programs
- **Operational and productivity improvement initiatives**
- **Steady organic sales growth**

2018 Operating Margin Objective: 14%

Outlook for 2014 and Closing Comments

- **Expect solid sales with strong, double-digit growth in operating income and diluted EPS**
  - Growth anticipated in both commercial and defense markets
- **On track for significant operating margin expansion**
  - Driven by operational improvement and cost reduction initiatives, along with benefits of organizational realignment
- **Higher free cash flow expectations driven by improved working capital management**
- **Committed to a balanced capital allocation strategy**

Focused on Increasing Shareholder Value

Appendix

Non-GAAP Reconciliation

Three Months Ended
2014 vs 2013

	Commercial		Defense		Energy		Total Curtiss-Wright	
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	6%	23%	(0%)	(1%)	4%	16%	4%	7%
Acquisitions	7%	6%	4%	5%	3%	(1%)	5%	5%
Foreign Currency	1%	(0%)	0%	2%	(0%)	1%	0%	1%
Total	14%	29%	4%	6%	7%	16%	9%	13%

Nine Months Ended
2014 vs 2013

	Commercial		Defense		Energy		Total Curtiss-Wright	
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	6%	36%	(3%)	(4%)	7%	12%	3%	20%
Acquisitions	9%	6%	3%	4%	1%	(1%)	5%	4%
Foreign Currency	1%	(1%)	1%	2%	0%	1%	1%	1%
Total	16%	41%	1%	2%	8%	12%	9%	25%

Organic Revenue and Organic Operating income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company's ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

Note: Amounts may not add due to rounding

CURTISS-WRIGHT